UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Towne Centre Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2016, Ignyta, Inc. (the “Company”) and Igor P. Bilinsky, Ph.D., Senior Vice President, Research Operations, and General Manager, Immuno-Oncology agreed to the termination of his employment with the Company effective January 1, 2017. As a result of his separation, Dr. Bilinsky is entitled to the benefits provided by the Company’s Severance and Change in Control Severance Plan, as described in the Company’s proxy statement for its 2016 annual meeting. Under that plan, he will receive continued payment of his base salary for nine months, and continued coverage of group medical and dental benefits under COBRA for nine months, for which the Company will pay the premium costs. As partial compensation for executing a release of all claims against the Company, Dr. Bilinsky will receive a cash payment equal to his annual cash bonus for performance year 2016 under the Company’s annual incentive bonus plan as determined by the Company’s Compensation Committee. In addition, to assist with the management transition, Dr. Bilinsky and the Company will enter into a consulting agreement which will provide for continued vesting of his outstanding stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer